Exhibit 4.3

Execution Version

GMF LEASING LLC

as Depositor,

and

WILMINGTON TRUST COMPANY

as Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

OF

GM FINANCIAL AUTOMOBILE LEASING TRUST 2026-3

Dated as of June 30, 2026

i

ii

EXHIBITS

iii

AMENDED AND RESTATED TRUST AGREEMENT, dated as of June 30, 2026 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between GMF Leasing LLC, a Delaware limited liability company, as depositor (the “Depositor”), and Wilmington Trust Company, a Delaware trust company (in its individual capacity, together with its successors, assigns, the “Trust Company”), as trustee (in such capacity, the “Owner Trustee”).

WHEREAS, the parties to this Agreement intend to amend and restate the Trust Agreement, dated as of June 26, 2026 (the “Original Trust Agreement”), among the parties, on the terms and conditions set forth in this Agreement;

WHEREAS, the parties hereto entered into the Original Trust Agreement, and filed the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to which GM Financial Automobile Leasing Trust 2026-3 (the “Securitization Trust” or the “Issuer”) was formed; and

WHEREAS, the parties hereto are entering into this Agreement pursuant to which, among other things, the Original Trust Agreement will be amended and restated and a Trust Certificate will be issued.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend and restate the governing instrument of the Securitization Trust and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Capitalized Terms. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the 2026-3 Exchange Note Supplement, dated as of June 30, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2026-3 Exchange Note Supplement”), among ACAR Leasing Ltd., as Borrower (in such capacity, the “Borrower”), AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”), as Lender (in such capacity, the “Lender”) and as Servicer (in such capacity, the “Servicer”), and Computershare Trust Company, N.A. (“Computershare”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”) or, if not defined therein, in Appendix A to the Third Amended and Restated Credit and Security Agreement, dated as of October 3, 2022 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, the Lender, the Servicer, the Administrative Agent and the Collateral Agent. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“2026-3 Servicing Agreement” means the Fourth Amended and Restated Servicing Agreement, dated as of October 3, 2022, as the same may be further amended, restated,

supplemented or otherwise modified from time to time, among ACAR Leasing Ltd., the Servicer, APGO Trust and the Collateral Agent as supplemented by the 2026-3 Servicing Supplement, dated as of June 30, 2026, as the same may be further amended, restated, supplemented or otherwise modified from time to time, among ACAR Leasing Ltd., the Servicer, APGO Trust, and Computershare, as Collateral Agent and Indenture Trustee.

“Applicable Anti-Money-Laundering Law” has the meaning set forth in Section 7.9.

“Authenticating Agent” means initially, Computershare, and thereafter any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver Trust Certificates.

“BBA Partnership Audit Rules” shall mean Sections 6221 through 6241 of the Code, and any regulations promulgated or proposed under any such Sections and any administrative guidance with respect thereto.

“Benefit Plan Entity” has the meaning set forth in Section 3.4(e).

“Certificate of Trust” means the Certificate of Trust filed for the Securitization Trust pursuant to Section 3810(a) of the Statutory Trust Statute, as originally filed with the Delaware Secretary of State on June 26, 2026, in the form attached hereto as Exhibit B.

“Certificate Register” and “Certificate Registrar” means the register mentioned in and the registrar appointed pursuant to Section 3.4(a).

“Commission” means the United States Securities and Exchange Commission.

“Controlling Party” means an executive officer, senior officer, or senior manager or any other individual who regularly performs similar functions.

“Corporate Trust Office” means with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890¬0001, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Trust Certificateholders and the Depositor, or the corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Trust Certificateholders and the Depositor.

“CTA” has the meaning set forth in Section 7.9.

“Depositor” has the meaning set forth in the preamble.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” has the meaning set forth in Section 8.2.

“FATCA” shall mean Sections 1471 through 1474 of the Code and (a) any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), (b) any applicable agreement entered into under Section 1471(b)(1) of the Code, and (c) any applicable intergovernmental agreement (including any implementing guidance) with respect to the implementation of the foregoing.

“FATCA Information” shall mean, with respect to any Trust Certificateholder, any form or other certification, or such other information reasonably sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“FATCA Withholding Tax” shall mean any required withholding or deduction of tax pursuant to FATCA.

“Flow-Through Entity” has the meaning set forth in Section 3.4(c).

“Indemnified Parties” has the meaning set forth in Section 8.2.

“Investment Letter” has the meaning set forth in Section 3.4(b).

“Issuer Tax Opinion” means with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes and subject to customary assumptions and qualifications for opinions of this type, (a) such action will not adversely affect the tax characterization as debt of any Notes that were characterized as debt at the time of their issuance, and (b) following such action neither the Issuer nor the Titling Trust will be treated as an association (or publicly traded partnership) taxable as a corporation.

“Majority Certificateholder” shall mean the holder of the greatest percentage ownership interest in the Trust Certificate as recorded in the Certificate Register.

“Notes” means the Series 2026-3 Class A-1 4.002% Fixed Rate Asset Backed Notes, Class A-2-A 4.33% Fixed Rate Asset Backed Notes, Class A-2-B Floating Rate Asset Backed Notes, Class A-3 4.53% Fixed Rate Asset Backed Notes, Class A-4 4.62% Fixed Rate Asset Backed Notes, Class B 4.71% Fixed Rate Asset Backed Notes and Class C 4.82% Fixed Rate Asset Backed Notes, all issued by the Issuer and substantially in the form of Exhibit A-1, A-2-A, A-2-B, A-3, A-4, B and C, respectively, to the Indenture.

“Original Trust Agreement” has the meaning set forth in the recitals.

“Owner Trust Estate” means all right, title and interest of the Securitization Trust in and to the property and rights transferred to the Securitization Trust pursuant to the 2026-3 Exchange Note Transfer Agreement and all other property of the Securitization Trust from time to time, including any rights of the Owner Trustee and the Securitization Trust pursuant to the 2026-3 Servicing Agreement, the 2026-3 Exchange Note Supplement and the Administration Agreement.

“Owner Trustee” means Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.9, which shall initially be Computershare.

“Percentage Interest” means with respect to any Trust Certificate, the percentage interest, specified on the face thereof, in the distributions on the Trust Certificates pursuant to this Agreement.

“Protected Purchaser” has the meaning set forth in Section 8-303 of the UCC.

“Record Date” means with respect to any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Letter” has the meaning set forth in Section 3.4(b).

“Securities” means the Notes and Trust Certificates.

“Securitization Trust” means GM Financial Automobile Leasing Trust 2026-3, the trust created pursuant to the Original Trust Agreement and continued pursuant to this Agreement.

“Securityholders” means Trust Certificateholders and the Noteholders.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Titling Trust Certificateholder” means a Person in whose name a Certificate of the Titling Trust is registered.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Certificate” means a certificate evidencing the undivided beneficial interest of a Trust Certificateholder in the assets of the Securitization Trust, substantially in the form attached hereto as Exhibit A.

“Trust Certificateholder” means a Person in whose name a Trust Certificate is registered.

SECTION 1.2. Interpretive Provisions.

(a)  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article, Section or Exhibit such as “Article One”, “Section 1.1” or Exhibit A shall refer to the applicable Article, Section or Exhibit of this Agreement, (iv) the term “include” and all variations thereof means “include without limitation”, (v) the term “or” shall include “and/or”, (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, restated, modified, supplemented or replaced (in the case of a statute) and includes (in the case of agreements or instruments) references to all attachments, annexes, exhibits and schedules thereto and instruments incorporated therein, except that references to the 2026-3 Exchange Note Supplement and the 2026-3 Servicing Agreement include only such items as relate to the 2026-3 Exchange Note, and (viii) any defined term which relates to a Person shall include within its definition the successors and permitted assigns of such Person.

(b)  As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

SECTION 1.3. Amendment and Restatement. This Agreement amends and restates in full the Original Trust Agreement, with effect as of the date of this Agreement, and the parties confirm that (a) all prior actions made pursuant to such Original Trust Agreement are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action by any party.

ARTICLE II

ORGANIZATION

SECTION 2.1. Name. The trust created pursuant to the Original Trust Agreement and continued hereby shall be known as “GM Financial Automobile Leasing Trust 2026-3”, in which name the Owner Trustee may conduct the business of the Securitization Trust, make and execute contracts and other instruments on behalf of the Securitization Trust and sue and be sued.

SECTION 2.2. Office. The office of the Securitization Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Trust Certificateholders and the Depositor.

SECTION 2.3. Purposes and Powers. The purpose of the Securitization Trust is and the Securitization Trust shall have the power and authority to engage in the following activities:

(a)  to issue and sell the Notes pursuant to the Indenture and the Underwriting Agreement;

(b)  to issue the Trust Certificates pursuant to this Agreement;

(c)  with the net proceeds of the sale of the Notes, to acquire the 2026-3 Exchange Note and, to pay the organizational, start-up and transactional expenses of the Securitization Trust;

(d)  to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture and to hold, manage and distribute any portion of the Owner Trust Estate released from the lien of, and remitted to the Securitization Trust pursuant to, the Indenture;

(e)  to enter into and perform its obligations under the Program Documents to which the Securitization Trust is a party; and

(f)  to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith.

The Securitization Trust is hereby authorized to engage in the foregoing activities. The Securitization Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Program Documents.

SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints Wilmington Trust Company as trustee of the Securitization Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. Wilmington Trust Company hereby accepts such appointment.

SECTION 2.5. Initial Capital Contribution of Owner Trust Estate. The Depositor has previously sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date of the Original Trust Agreement, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the 2026-3 Exchange Note Collections Account. The Depositor shall pay organizational expenses of the Securitization Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Trust Certificateholders, subject to the obligations of the Securitization Trust under the Program Documents. It is the intention of the parties hereto that the Securitization Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers authority and authorization set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Securitization Trust.

SECTION 2.7. Liability of Trust Certificateholders. The Trust Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

SECTION 2.8. Title to Owner Trust Estate. Legal title to all the Owner Trust Estate shall be vested at all times in the Securitization Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

SECTION 2.9. Situs of Securitization Trust. The Securitization Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Securitization Trust shall be located in the State of Delaware or the State of New York. The Securitization Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or outside of the State of Delaware. Payments will be received by the Securitization Trust only in Delaware or New York, and payments will be made by the Securitization Trust only from Delaware or New York.

SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a)  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)  The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained or has filed all forms, in the appropriate form, that are required to obtain all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

(c)  The Depositor has the power and authority to execute and deliver this Agreement and any other Program Document to which the Depositor is a party, and to carry out their respective terms; the Depositor has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Securitization Trust and the Depositor has duly authorized such transfer and assignment and deposit to the Securitization Trust by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and any other Program Document to which the Depositor is a party have been duly authorized by the Depositor by all necessary action of a limited liability company.

(d)  This Agreement and each other Program Document to which the Depositor is a party constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, liquidation, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

(e)  The consummation of the transactions contemplated by this Agreement and any other Program Document to which the Depositor is a party and the fulfillment of the respective terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Program Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other Governmental Authority having jurisdiction over the Depositor or its properties.

(f)  There are no proceedings or investigations pending or, to the best of the Depositor’s knowledge, threatened before any court, regulatory body, administrative agency or other Governmental Authority having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Program Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Program Document or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Program Document.

SECTION 2.11. Federal Income Tax Treatment of the Trust.

(a)  For so long as the Securitization Trust has a single owner for federal income tax purposes, pursuant to Treasury Regulations promulgated under Section 7701 of the Code, it will be disregarded as an entity distinct from the Trust Certificateholder for federal income tax purposes. Accordingly, for federal income tax purposes, the Trust Certificateholder will be treated as (i) owning all assets owned by the Securitization Trust and (ii) having incurred all liabilities incurred by the Securitization Trust, and all transactions between the Securitization Trust and the Trust Certificateholder will be disregarded. The parties agree that, unless otherwise required by appropriate tax authorities, the Securitization Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Securitization Trust as provided in the preceding sentence for such tax purposes.

(b)  Neither the Owner Trustee nor the Trust Certificateholder will, nor will the Trust Certificateholder direct the Owner Trustee to, make an election on IRS Form 8832 or otherwise to classify the Securitization Trust as an association taxable as a corporation for federal, state or any other applicable tax purpose.

(c)  In the event that the Securitization Trust has two or more owners for federal income tax purposes, pursuant to Treasury Regulations promulgated under Section 7701 of the Code, it will be treated as a partnership, with the assets of the partnership being the 2026-3 Exchange Note and other assets held by the Securitization Trust, the partners of the partnership being the Trust Certificateholders and the Notes being debt of the partnership, solely for income and franchise tax purposes. At any such time that the Securitization Trust has two or more equity owners, this Agreement will be amended, in accordance with Section 11.1 herein, and appropriate provisions will be added so as to provide for treatment of the Securitization Trust as a partnership.

(d)  In the event that the Securitization Trust is classified as a partnership for federal income tax purposes (i) the Depositor (or if the Depositor is no longer a Trust Certificateholder, the Majority Certificateholder) is hereby designated as the “partnership representative” under Section 6223(a) of the Code and (ii) the partnership representative will or will cause the Securitization Trust, to the extent eligible, to make the election under Section 6221(b) of the Code with respect to determinations of adjustments at the partnership level and take any other action (such as disclosures and notifications) necessary or appropriate to effectuate such election. If the election described in the preceding sentence is not available, to the extent applicable, the partnership representative will or will cause the Securitization Trust to make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by a partnership and take any other action such as filings, disclosures and notifications necessary or appropriate to effectuate such election. The partnership representative is authorized, in its sole discretion, to make any available election with respect to the BBA Partnership Audit Rules and take any action it deems necessary or appropriate to comply with the requirements of the Code and to conduct the Securitization Trust’s affairs with respect to the BBA Partnership Audit Rules. Each Trust Certificateholder and, if different, each beneficial owner of a Trust Certificate, shall promptly provide the partnership representative any requested information, documentation or material to enable the partnership representative to make any of the elections described in this clause (d) and otherwise comply with the BBA Partnership Audit Rules. The provisions of this Section 2.11(d) shall survive any termination of this Agreement. In addition, should the Securitization Trust be classified as a partnership, the partnership representative, may, in its sole discretion, cause the Securitization Trust to make an election under Section 754 of the Code.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1. Initial Ownership. Until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Securitization Trust.

SECTION 3.2. The Trust Certificates.

(a)  The Trust Certificates shall be substantially in the form set forth in Exhibit A and shall be issued in minimum denominations of a one percent Percentage Interest in the Securitization Trust. Except for the issuance of Trust Certificates to the Depositor, no Trust Certificate may be sold, pledged or otherwise transferred to any Person except in accordance with Section 3.4 and any attempted sale, pledge or transfer in violation of such Section shall be null and void.

The Trust Certificates may be in printed or in typewritten form, and may be executed on behalf of the Securitization Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Securitization Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. If registration of a transfer of a Trust Certificate is permitted pursuant to Section 3.4, the transferee of such Trust Certificate shall become a Trust Certificateholder, and shall be entitled to the rights and subject to the obligations of a Trust Certificateholder hereunder, upon due registration of such Trust Certificate in such transferee’s name pursuant to Section 3.4.

(b)  Payments in respect of the Trust Certificates shall be payable to the Trust Certificateholders in accordance with Section 5.1.

SECTION 3.3. Authentication of Trust Certificates. Concurrently with the transfer of the 2026-3 Exchange Note to the Securitization Trust, the Owner Trustee shall cause the Trust Certificates in an aggregate Percentage Interest equal to 100% to be executed on behalf of the Securitization Trust, authenticated and delivered to or upon the written order of the Depositor. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication, substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Authenticating Agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. Upon issuance, execution and delivery pursuant to the terms hereof, the Trust Certificates shall be entitled to the benefits of this Agreement. Computershare is hereby appointed as the initial Authenticating Agent.

SECTION 3.4. Registration of Transfer and Exchange.

(a)  The Certificate Registrar shall cause to be kept a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and, if and to the extent transfers and exchanges are permitted pursuant to Section 3.4(b), the registration of transfers of Trust Certificates. No transfer of a Trust Certificate shall be recognized except upon registration of such transfer. Computershare is hereby appointed as the initial “Certificate Registrar”. Upon any resignation of the Certificate Registrar, the Depositor shall promptly appoint a successor.

(b)  The Trust Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Trust Certificateholder desiring to effect such transfer and such Trust Certificateholder’s prospective transferee shall each certify to the Owner Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the “Transferor Certificate”) and either Exhibit D (the “Investment Letter”) or Exhibit E (the “Rule 144A Letter”). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Owner Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Securitization Trust or the Owner Trustee. The Depositor shall provide to any Trust Certificateholder and any prospective transferee designated by any such Trust Certificateholder, information regarding the Trust Certificates and the 2026-3 Exchange Note and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Trust Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Trust Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Securitization Trust, the Owner Trustee, the Trust Company and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. Each Trust Certificate is to contain a legend in the form set forth on the form of Trust Certificate attached hereto as Exhibit A.

(c)  Upon surrender for registration of transfer or exchange of any Trust Certificate at the office of the Certificate Registrar and upon compliance with the provisions of this Agreement relating to such transfer or exchange, provided that the requirements of Section 8-401(a) of the UCC are met, the Owner Trustee upon written direction of the Depositor shall execute on behalf of the Securitization Trust and shall, or shall cause the Authenticating Agent to, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates of a like aggregate Percentage Interest that the Trust Certificateholder making the exchange is entitled to receive and dated the date of such authentication of the Trust Certificates, as the case may be; provided that prior to such execution, authentication and delivery, the Owner Trustee and the Depositor shall have received an Issuer Tax Opinion. Notwithstanding the foregoing, no sale or transfer of a Trust Certificate shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be registered by the Certificate Registrar to be effective hereunder, if the sale or transfer thereof increases the number of Trust Certificateholders and Titling Trust Certificateholders to more than ninety-five (95). For purposes of determining the total number of Trust Certificateholders, a beneficial owner of an interest in a partnership, grantor trust or S corporation for federal income tax purposes (each, a “Flow-Through Entity”) that owns, directly or through other Flow-Through Entities, a Trust Certificate, is treated as a holder of a Trust Certificate if (i) substantially all of the value of the beneficial owner’s interest (directly or indirectly) in the Flow-Through Entity is attributed to the Flow-Through Entity’s interest in the Trust Certificate or (ii) a principal purpose of the use of the Flow-Through Entity to hold the Trust Certificate is to satisfy the 95 holder limitation set out above. If using a Flow-Through Entity to acquire a Trust Certificate, the Trust Certificateholder shall be deemed to have represented that it is not using the Flow-Through Entity in order to avoid the 95 holder limitation set out above. In addition, no sale or transfer of a Trust Certificate shall be registered by the Certificate Registrar or made effective hereunder unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (upon which representation and covenant the Certificate Registrar may conclusively rely without independent investigation), no member of the transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Trust Certificateholder or a member of its expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Certificateholder to sell its Trust Certificate to a Person whose ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Securitization Trust. At the option of a Trust Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of like tenor and aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

The Certificate Registrar shall require that every Trust Certificate presented or surrendered for registration of transfer or exchange shall be beneficially owned by a United States person within the meaning of Section 7701(a)(30) of the Code and shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-9, and such other form or documentation as may be reasonably required by the Owner Trustee or the Certificate Registrar in order to comply with Applicable Anti-Money Laundering Law, in form satisfactory to the Certificate Registrar or the Owner Trustee, as applicable, duly executed by the Trust Certificateholder or such Person’s attorney duly authorized in writing. No such transfer will be effective unless the Owner Trustee has received the transfer documentation required hereunder.

No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Trust Certificates.

No Certificate may be held or beneficially owned by any Person that is not a United States person as defined under Section 7701(a)(30) of the Code. By accepting and holding its beneficial ownership interest in its Certificate, the Holder thereof shall be deemed to have represented and warranted that it is a United States person as defined under Section 7701(a)(30) of the Code.

The Certificate Registrar shall cancel and retain or destroy, in accordance with the Certificate Registrar’s retention policy then in effect, all Trust Certificates surrendered for registration of transfer or exchange and shall upon written request certify to the Depositor as to such retention or destruction.

(d)  The provisions of this Section generally are intended, among other things, to prevent the Securitization Trust from being characterized as a “publicly traded partnership” within the meaning of Section 7704 of the Code, in reliance on Treasury Regulations Section 1.7704-1(e) and (h), and the Depositor shall take such intent into account in determining whether or not to consent to any proposed transfer of any Trust Certificate.

(e)  The Trust Certificates (and any beneficial interest therein) may not be acquired or held by, on behalf of or with the assets of, (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are deemed to include the assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity, or (iv) a governmental, foreign or church plan that is subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to ERISA or Section 4975 of the Code (each of (i)-(iv), a “Benefit Plan Entity”). Each Trust Certificateholder shall be deemed to represent and warrant that it is not, and is not acting on behalf of or with the assets of, a Benefit Plan Entity.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register any transfer or exchange of Trust Certificates for a period of fifteen (15) days preceding the due date for any payment with respect to the Trust Certificates. Notwithstanding anything contained herein to the contrary, neither the Certificate Registrar nor the Owner Trustee shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act, the Exchange Act, applicable state securities law, ERISA, the Investment Company Act, other applicable law, or the provisions of this Agreement. Except that, if an Investment Letter or Rule 144A Letter is required by this Section 3.4 and provided to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same solely to determine whether it conforms substantially on its face to the applicable form attached hereto.

SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Trust Certificates.

(a)  If (i) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (ii) there shall be delivered to the Certificate Registrar, the Owner Trustee and the Trust Company such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a Protected Purchaser, upon the written direction of the Depositor, the Owner Trustee on behalf of the Securitization Trust shall execute and the Owner Trustee or the Authenticating Agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and Percentage Interest. If, after the delivery of such replacement Trust Certificate or payment of a destroyed, lost or stolen Trust Certificate, a Protected Purchaser of the original Trust Certificate in lieu of which such replacement Trust Certificate was issued presents for payment such original Trust Certificate, the Securitization Trust and the Owner Trustee shall be entitled to recover such replacement Trust Certificate (or such payment) from the Person to whom such replacement Trust Certificate was delivered or any Person taking such replacement

Trust Certificate from such Person to whom such replacement Trust Certificate was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Securitization Trust or the Owner Trustee in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Securitization Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

(b)  In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(c)  Every replacement Trust Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Trust Certificate shall constitute an original additional contractual obligation of the Securitization Trust, whether or not the mutilated, destroyed, lost or stolen Trust Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Trust Certificates issued hereunder.

(d)  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Trust Certificates.

SECTION 3.6. Persons Deemed Trust Certificateholders. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent will treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

SECTION 3.7. Access to List of Trust Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Owner Trustee, the Servicer and the Depositor, within ten (10) Business Days after receipt by the Certificate Registrar of a written request therefor from the Owner Trustee, the Servicer or the Depositor, a list, in such form as the Owner Trustee, the Servicer or the Depositor may reasonably require, of the names, addresses, and Percentage Interests of the Trust Certificateholders as of the most recent Record Date, and the Owner Trustee, the Depositor and the Servicer may rely and shall be fully protected in relying thereon.

If a Trust Certificateholder applies in writing to the Certificate Registrar, and such application states that the applicant desires to communicate with other Trust Certificateholders with respect to their rights under this Agreement or under the Trust Certificates, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Trust Certificateholders. Each Trust Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the

Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 3.8. Maintenance of Office or Agency. The Certificate Registrar shall maintain an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Trust Certificates and the Program Documents may be served. The Certificate Registrar designates its offices at Computershare Trust Company, N.A., 1505 Energy Park Drive St. Paul, Minnesota 55108, Attention: Computershare Corporate Trust for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor and to the Trust Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.9. Appointment of Paying Agent. The Paying Agent shall make distributions to Trust Certificateholders pursuant to Section 5.1 and shall report the amounts of such distributions to the Depositor. The Depositor may revoke such power and remove the Paying Agent if the Depositor determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or that it is in the interest of the Trust Certificateholders to do so. The Paying Agent initially shall be the Indenture Trustee, and any co-paying agent chosen by the Indenture Trustee and acceptable to the Depositor. The Depositor shall cause such successor Paying Agent or any additional Paying Agent appointed by the Depositor to execute and deliver to the Depositor an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will cause all sums, if any, to be held by the Collateral Agent for payment to the Trust Certificateholders in trust for the benefit of the Trust Certificateholders entitled thereto until such sums shall be paid to such Trust Certificateholders. Upon removal of a Paying Agent such Paying Agent shall cause all funds in the Collateral Agent’s possession to be returned to the successor Paying Agent. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Paying Agent, if and for so long as the Owner Trustee shall act as Paying Agent, if and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 3.10. Definitive Trust Certificates. The Trust Certificates, upon original issuance, will be issued in definitive, fully registered form.

SECTION 3.11. Trust Certificates held by Depositor or its Affiliates. Unless otherwise specified in this Agreement or other Program Documents, any Trust Certificates owned by the Depositor, the Servicer (so long as GM Financial or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be entitled to the benefits under this Agreement equally and proportionately to the benefits afforded other owners of the Trust Certificates, except that such Trust Certificates shall be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Securityholders have given any request, demand, authorization, direction, notice, consent or other action under the Program Documents (other than the commencement by the Securitization Trust of a voluntary proceeding in bankruptcy).

SECTION 3.12. Trust Certificates Nonassessable and Fully Paid. Trust Certificateholders shall not be personally liable for obligations of the Securitization Trust. Except as set forth herein, the interests represented by the Trust Certificates shall be nonassessable for any losses or expenses of the Securitization Trust or for any reason whatsoever, and, upon authentication thereof pursuant to Sections 3.3, 3.4 and 3.5, the Trust Certificates shall be deemed fully paid.

SECTION 3.13. No Legal Title to Owner Trust Estate in Trust Certificateholders. The Trust Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Trust Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Trust Certificateholders to and in their beneficial interest in the Securitization Trust shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 3.14. No Recourse. Each Trust Certificateholder by accepting a Trust Certificate acknowledges that such Trust Certificateholder’s Trust Certificates represent beneficial interests in the Securitization Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Trust Company, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Trust Certificates.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1. Prior Notice to Trust Certificateholders with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.4, with respect to the following matters, the Securitization Trust shall not take action unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Trust Certificateholders in writing of the proposed action and prior to the 30th day after such notice is given the Trust Certificateholders shall not have notified the Owner Trustee in writing that such Trust Certificateholders have withheld consent or provided alternative direction:

(a)  the initiation of any claim or lawsuit by the Securitization Trust (except claims or lawsuits brought by the Servicer on behalf of the Titling Trust and Persons having interest in the 2026-3 Exchange Note to collect amounts owed under the 2026-3 Lease Agreements or in respect of a 2026-3 Leased Vehicles) and the compromise of any action, claim or lawsuit brought by or against the Securitization Trust (except with respect to the aforementioned claims or lawsuits for collection of the 2026-3 Lease Agreements and the 2026-3 Leased Vehicles);

(b)  the election by the Securitization Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c)  the amendment of the Indenture by a supplemental indenture in circumstances where such amendment materially adversely affects the interests of the Trust Certificateholders;

(d)  the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Trust Certificateholders; or

(e)  the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Paying Agent, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2. Action by Trust Certificateholders with Respect to Certain Matters.

(a)  Subject to the provisions and limitations of this Agreement, to the extent the Owner Trustee or the Securitization Trust is deemed to be the 2026-3 Exchange Noteholder pursuant to the 2026-3 Exchange Note Supplement and the Credit and Security Agreement, subsequent to the payment in full of all obligations secured by the Indenture, the Owner Trustee or Securitization Trust, as the case may be, shall take such actions as directed in writing by Trust Certificateholders of Trust Certificates evidencing at least 66 2/3% of the Percentage Interests. The Securitization Trust may not, except upon the occurrence of a Servicer Default, subsequent to the payment in full of the Notes and in accordance with the written directions of Trust Certificateholders of Trust Certificates evidencing at least 66 2/3% of the Percentage Interests, remove the Servicer with respect to the 2026-3 Exchange Note or appoint a Successor Servicer with respect thereto.

(b)  The Securitization Trust shall not have the power, except upon the direction of Trust Certificateholders of Trust Certificates evidencing at least 66 2/3% of the Percentage Interests, to (i) remove the Administrator under the Administration Agreement pursuant to Section 1.09 thereof, (ii) appoint a successor Administrator pursuant to Section 1.09 of the Administration Agreement, or (iii) except as expressly provided in the Program Documents, sell the 2026-3 Exchange Note after the termination of the Indenture. The Securitization Trust shall take the actions referred to in the preceding sentence only upon written instructions signed by Trust Certificateholders of Trust Certificates evidencing at least 66 2/3% of the Percentage Interests.

SECTION 4.3. Action by Trust Certificateholders with Respect to Bankruptcy. The Securitization Trust shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Securitization Trust without the unanimous prior approval of all Trust Certificateholders and the delivery to the Securitization Trust by each such Trust Certificateholder of a certificate certifying that such Trust Certificateholder reasonably believes that the Securitization Trust is insolvent.

SECTION 4.4. Restrictions on Trust Certificateholders’ Power. The Trust Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Securitization Trust or the

Owner Trustee under this Agreement or any of the Program Documents or would be contrary to Section 2.3 or 6.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5. Super-Majority Control. Except as expressly provided herein, any action that may be taken by the Trust Certificateholders under this Agreement shall be taken only by Trust Certificateholders of Trust Certificates evidencing at least 66 2/3% of the Percentage Interests thereof. Except as expressly provided herein, any written notice of the Trust Certificateholders delivered pursuant to this Agreement shall be effective only if signed by such super-majority of Trust Certificateholders.

ARTICLE V

APPLICATION OF SECURITIZATION TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1. Application of Securitization Trust Funds.

(a)  At least two (2) Business Days prior to each Payment Date, the Servicer shall send instructions to the Indenture Trustee to make payments or distributions in accordance with Section 8.3 of the Indenture. Distributions to Trust Certificateholders will be made in accordance with Section 5.4(c) or Section 8.3(a)(xv), as applicable, of the Indenture; provided, however, that so long as the Depositor or an Affiliate of the Depositor is a Trust Certificateholder, the Depositor will, or will cause such Affiliate of the Depositor to, as the case may be, promptly remit all amounts that the Depositor or such Affiliate, as applicable, receives as Trust Certificateholder pursuant to Section 5.4(c)(NINTH) or Section 8.3(a)(xv) of the Indenture and that represent Excess Exchange Note Payments to the Borrower for further application to the Lending Facility Pool.

(b)  So long as the Depositor is the sole Trust Certificateholder, on or following the Payment Date on which the Note Principal Balance has been reduced to zero and all Obligations shall have been satisfied, the Depositor may direct the Owner Trustee in writing to distribute to it, and upon receipt of such direction the Owner Trustee shall distribute to or upon the order of the Depositor, the remaining assets of the Securitization Trust.

(c)  On or before each Payment Date, the Servicer shall deliver to each Trust Certificateholder a Servicer Report with respect to such Payment Date and the related Collection Period.

(d)  In the event that any withholding tax is imposed on the Securitization Trust’s payment (or, if the Securitization Trust is treated as a partnership for federal income tax purposes, allocations of income) to a Trust Certificateholder, such tax shall reduce the amount otherwise distributable to such Trust Certificateholder in accordance with this Section. The Paying Agent is hereby authorized and directed to cause to be retained from amounts otherwise distributable to such Trust Certificateholders, sufficient funds for the payment of any withholding tax that is legally owed by the Securitization Trust (but such authorization shall not prevent the Securitization Trust from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Trust Certificateholder shall be treated as cash distributed to such Trust Certificateholder, at the time it is withheld by the Securitization Trust for remittance to the appropriate taxing authority. If the Paying Agent determines that there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent may in its sole discretion cause to be withheld such amounts in accordance with this Section. In the event that a Trust Certificateholder wishes to apply for a refund of any such withholding tax, the Paying Agent shall reasonably cooperate with such Trust Certificateholder in making such claim so long as such Trust Certificateholder agrees to reimburse the Paying Agent for any out-of-pocket expenses incurred.

SECTION 5.2. Method of Payment. Subject to Section 9.1, distributions required to be made to Trust Certificateholders on any Payment Date shall be made by the Paying Agent to each Trust Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Trust Certificateholder at a bank or other entity having appropriate facilities therefor, if such Trust Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date.

SECTION 5.3. Accounting and Reports to Trust Certificateholders, Internal Revenue Service and Others.

(a)  The Owner Trustee shall, based on information provided by the Depositor, (i) maintain (or cause to be maintained) the books of the Securitization Trust on a fiscal year basis ending December 31 on the accrual method of accounting and in addition to the Owner Trustee’s rights under Section 5.1, take such action as instructed by the Trust Certificateholders to collect or cause to be collected and paid over to applicable authorities any withholding tax as described in and in accordance with Section 5.1 with respect to income or distributions to Trust Certificateholders.

(b)  The Owner Trustee shall deliver to each Trust Certificateholder such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Trust Certificateholder to prepare its federal and state income tax returns. In no event shall the Owner Trustee, the Trust Company, or the Depositor (or such designee Trust Certificateholder, as applicable) be liable for any liabilities, costs or expenses of the Securitization Trust if it is treated as a separate entity subject to taxation or the Noteholders arising out of the application of any tax law, including federal, State, foreign or local income or excise taxes or any other tax imposed on or measured by the Securitization Trust’s or a Noteholder’s income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to the willful misconduct or gross negligence by the Owner Trustee or the Depositor (or such designee Trust Certificateholder, as applicable), as the case may be, in breach of its obligations under this Agreement.

(c)  Each Trust Certificateholder, by acceptance of such Trust Certificate or such interest therein, agrees to provide to the Owner Trustee, upon its reasonable request, the FATCA Information to the extent such Trust Certificateholder is legally entitled to do so. In addition, each Trust Certificateholder, by acceptance of such Trust Certificate or such interest therein, agrees that the Owner Trustee has the right to withhold or deduct (and to promptly pay over, in full, to the relevant taxing authority) any amounts properly withheld or deducted under law (and without any corresponding gross-up) payable to a Trust Certificateholder that fails to comply with the requirements of the preceding sentence.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1. General Authority.

(a)  The Owner Trustee is authorized and empowered to execute and deliver the Program Documents to which the Securitization Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Program Documents to which the Securitization Trust is to be a party and any amendment or other agreement or instrument, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the presentation thereof to the Owner Trustee and the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized and empowered, but shall not be obligated, to take all actions required of the Securitization Trust pursuant to the Program Documents. The Owner Trustee is further authorized and empowered from time to time to take such action as the Administrator recommends with respect to the Program Documents.

(b)  At the written direction of the Trust Certificateholder, the Owner Trustee shall sign on behalf of the Securitization Trust any applicable tax returns of the Securitization Trust delivered to it by the Servicer, unless applicable law requires the Trust Certificateholder to sign such documents. Other than its express duty to execute such tax returns in accordance with this Section 6.1(b), the Owner Trustee shall have no duty to prepare or file any federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the Internal Revenue Service by the Owner Trustee. Each party agrees that, for tax reporting purposes, the ownership of the Owner Trust Estate, and all income of the Securitization Trust (whether or not distributed), shall be reported in accordance with Section 2.11 of this Agreement, and not as the property or income, respectively, of the Owner Trustee. Notwithstanding the foregoing, with respect to the preparation, delivery and filing of such required tax information reporting forms and all matters pertaining to the reporting of earnings on funds held under this Agreement, to the extent the Owner Trustee prepares, delivers, executes or files and such document, the Owner Trustee shall be entitled to request and receive written instructions from Depositor, and the Owner Trustee shall be entitled to rely conclusively and without further inquiry on such written instructions. With respect to any other payments made under this Agreement, the Owner Trustee shall not be deemed the payer and shall have no responsibility for performing tax reporting. The Owner Trustee’s function of making such payments is intended to be solely ministerial.

SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) only those responsibilities expressly required to be performed by it pursuant to the terms of this Agreement and the Program Documents to which the Securitization Trust is a party, for the benefit of the Trust Certificateholders, and in all cases subject to such Program Documents and in accordance with the provisions of this Agreement. In addition to the foregoing, the Owner Trustee shall comply with the obligations set forth in Section 2.5(b) of the Servicing Supplement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Program Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Securitization Trust hereunder or under any other Program Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

SECTION 6.3. Action upon Instruction.

(a)  Subject to Article Four and in accordance with the terms of the Program Documents, the Trust Certificateholders may by written instruction direct the Owner Trustee in the management of the Securitization Trust. Such direction may be exercised at any time by written instruction of the Trust Certificateholders pursuant to Article Four.

(b)  The Owner Trustee shall not be required to take any action hereunder or under any other Program Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Program Document or is otherwise contrary to law.

(c)  Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Program Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Trust Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Trust Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

(d)  In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Program Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

(e)  Notwithstanding the foregoing, the right of the Depositor or the Trust Certificateholders to take any action affecting the Owner Trust Estate shall be subject to the rights of the Indenture Trustee under the Indenture.

SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Securitization Trust or any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties, implied covenants, or implied obligations shall be read into this Agreement or any other document against the Owner Trustee. To the extent that, at law or in equity, the Owner Trustee has duties (including, without limitation, fiduciary duties) and liabilities relating thereto to the Securitization Trust or to the Depositor and the other Trust Certificateholders, such duties that are not set forth in this Agreement are hereby eliminated; it being agreed that the standards set forth in this Agreement hereby supersede any duties (including, without limitation, fiduciary duties) that might otherwise exist at law or in equity. The Owner Trustee shall not be personally liable to the Securitization Trust or to the Depositor and the other Trust Certificateholders, to the fullest extent permitted by law, for the Owner Trustee’s good faith reliance on the provisions of this Agreement. The Owner Trustee undertakes to perform such duties as are specifically and expressly set forth in this Agreement and such duties shall be deemed purely ministerial in nature. The Owner Trustee shall have no responsibility for filing any trust licensing or qualifications to do business, securities law filing, tax filing, financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest or lien granted to it hereunder or to record this Agreement or any other Program Document or monitor or enforce the satisfaction of any risk retention requirement. In addition, the Owner Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Depositor or any other Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Owner Trust Estate or the perfection and priority of such security interest. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, or (b) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Securitization Trust set forth in Section 2.3 of this Agreement, or (b) that, to the actual knowledge of the Owner Trustee, would result in the Securitization Trust’s becoming an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Trust Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

SECTION 6.7. Covenants for Reporting of Repurchase Demands due to Breaches of Representations and Warranties.

(a)  The Owner Trustee will (i) in accordance with its obligations pursuant to Section 2.5 of the 2026-3 Servicing Supplement, provide prompt written notice upon the discovery of any breach of the Servicer’s representations and warranties, (ii) no later than five (5) Business Days after the end of each calendar quarter, provide to the Servicer and the Depositor, a notice in substantially the form of Exhibit F, or any other form agreed upon between the Owner Trustee and the Depositor, which shall be deemed acceptable to the Depositor unless the Depositor notifies the Owner Trustee within five (5) Business Days of its receipt thereof, with respect to any requests (in writing or orally) for the repurchase of any 2026-3 Lease Agreement and the related 2026-3 Leased Vehicle pursuant to Section 2.5 of the 2026-3 Servicing Supplement received by a Responsible Officer of the Owner Trustee during the immediately preceding calendar quarter (or, in the case of the initial notice, since the 2026-3 Closing Date) and (iii) promptly upon reasonable written request by the Servicer or the Depositor, provide to them any other information reasonably requested in good faith that is in actual possession of the Owner Trustee and necessary to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB.

(b)  In no event will the Owner Trustee or the Issuer have any responsibility or liability in connection with (i) the compliance by the Servicer, the Depositor or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB. The Owner Trustee will not have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase or reallocation of any 2026-3 Lease Agreement and the related 2026-3 Leased Vehicle pursuant to Section 2.5 of the 2026-3 Servicing Supplement.

ARTICLE VII

CONCERNING THE OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties.

(a)  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms set forth in this Agreement. The Owner Trustee shall not be answerable or accountable hereunder under any circumstances, except to the Securitization Trust, the Depositor, and to the Trust Certificateholders (x) for its own willful misconduct or gross negligence, or (y) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trust Company. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) the Owner Trustee shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees, or agent, unless it shall have been due to its own gross negligence or willful misconduct;

(ii) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Trust Certificateholder;

(iii) no provision of this Agreement or any other Program Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights or powers hereunder or under any other Program Document unless the Owner Trustee shall be furnished with indemnification satisfactory to the Owner Trustee;

(iv) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value, ownership, transferability or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Program Documents, other than the certificate of authentication on the Trust Certificates, or be liable for any amount in excess of the value of the Owner Trust Estate, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Trust Certificateholder, other than as expressly provided for herein;

(v) the Owner Trustee shall not be responsible for supervising or monitoring the performance of, and shall not be liable for the default or misconduct of the Administrator, the Depositor, the Indenture Trustee, the Servicer or any other person under any of the Program Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Securitization Trust under this Agreement or the other Program Documents that are not expressly required to be performed by the Owner Trustee, including, without limitation, those that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the 2026-3 Servicing Agreement;

(vi) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Program Document, at the request, order or direction of any of the Trust Certificateholders, unless the Owner Trustee shall be furnished with indemnification satisfactory to the Owner Trustee. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Program Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than to the Securitization Trust, the Depositor, and the Trust Certificateholders for its own gross negligence or willful misconduct in the performance of any such act;

(vii) in no event shall the Owner Trustee, its directors, officers, agents or employees be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Owner Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(viii) in the event that any of the Owner Trust Estate shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Owner Trust Estate, the Owner Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Owner Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated;

(ix) the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Trustee has actual knowledge or received written notice thereof;

(x) the Owner Trustee may, at the expense of the Depositor, request, rely on and act in accordance with officer’s certificates and/or Opinions of Counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such officer’s certificates and Opinions of Counsel; and

(xi) any funds held by the Owner Trustee shall be held uninvested.

(b)  under no circumstances shall the Owner Trustee be liable for any representations, warranties or covenants of the Issuer or any other person or the indebtedness evidenced by or arising under any of the Program Documents, including the principal of and interest on the Notes or any amounts payable on the Trust Certificates.

SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Trust Certificateholders, promptly upon receipt of a written request therefor, and at the expense of the requesting Trust Certificateholder, (a) copies of the Program Documents, and (b) copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Program Documents.

Prior to the 2026-3 Closing Date, the Trust Certificateholder shall provide the Owner Trustee with certified tax identification numbers by furnishing an IRS Form W-9 and such other forms and documents that the Owner Trustee may request. The Trust Certificateholder understands that if such tax reporting documentation is not provided and certified to the Owner Trustee, the Owner Trustee may be required by the Code, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the Owner Trust Estate.

SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Trust Certificateholders, that:

(a)  It is a trust company duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)  It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)  Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

SECTION 7.4. Reliance; Advice of Counsel.

(a)  The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, judgment, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Owner Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof require and rely on a certificate, signed by an appropriate person, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)  In the exercise or performance of its power, authority, duties and obligations under this Agreement or the other Program Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with due care. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such counsel, accountants or other such Persons; provided, however, that the Owner Trustee shall use its best efforts to procure and provide to such counsel, accountants or other such Persons all such documents and information as may be reasonably necessary for such Persons to render such opinion or advice.

SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article, in accepting the trusts hereby created the Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee or the Trust by reason of the transactions contemplated by this Agreement or any other Program Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 7.6. Owner Trustee Not Liable for Trust Certificates. The recitals contained herein and in the Trust Certificates (other than the signature and any authentication of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Program Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Program Document to which the Owner Trustee is to be a party (except for enforceability against the Owner Trustee), or the perfection and priority of any security interest created by or under any Program Document, or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Trust Certificateholders under this Agreement or the Noteholders under the Indenture, the validity of the transfer of the 2026-3 Exchange Note, or for the compliance by the Depositor, the Administrator or the Servicer with any warranty or representation made under any Program Document or for the accuracy of any such warranty or representation or for any action of the Administrator, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee.

SECTION 7.7. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

SECTION 7.8. Doing Business in Other Jurisdictions.

Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5 hereof, (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or political subdivisions thereof other than the State of Delaware becoming payable by Wilmington Trust Company (or any successor thereto); or (c) subject Wilmington Trust Company (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

SECTION 7.9. Financial Crimes Enforcement Network’s Customer Due Diligence Requirements. To help the government fight the funding of terrorism and money laundering activities, the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 and its implementing regulations (together, the “USA PATRIOT Act”), the Financial Crimes Enforcement Network’s Customer Due Diligence Requirements (the “FinCEN Due Diligence Requirements”) and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (collectively, with the USA PATRIOT Act and FinCEN Due Diligence Requirements, the “Applicable Anti-Money Laundering Law”), requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. Accordingly, in order to comply with Applicable Anti-Money-Laundering Law, the Owner Trustee will request on or before the 2026-3 Closing Date and from time to time thereafter reasonable documentation to verify and record information that identifies each Person who opens an account. For a non-individual Person, such as a business entity, a charity, a trust or other “legal entity customer” (as defined in the FinCEN Due Diligence Requirements), the Owner Trustee may request and shall be entitled to receive from such Person reasonable documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation and information (including beneficial owners of such entities) (collectively, the “Owner Trustee Due Diligence Documents”). Failure by a Person who opens an account to provide such Owner Trustee Due Diligence Documents may result in an inability of the Owner Trustee to perform its obligations hereunder which, at the sole option of the Owner Trustee, may result in the immediate resignation of the Owner Trustee pursuant to Section 10.2. Notwithstanding the foregoing, if such Person who opens an account is not a legal entity customer (as defined in the FinCEN Due Diligence Requirements), in the determination of the Owner Trustee (in the Owner Trustee’s reasonable discretion), such Person shall not be required to provide to the Owner Trustee the Owner Trustee Due Diligence Documents, and any such requirement to provide such information shall be deemed satisfied.

The Administrator will take any action, if necessary, from time to time to cause compliance by the Securitization Trust with the Corporate Transparency Act (31 U.S.C § 5336) and its implementing regulations (collectively, the “CTA”). By acceptance of a Trust Certificate, each Trust Certificateholder will be deemed to agree to provide to the Administrator with such information and documentation as the Administrator may reasonably require in connection with the foregoing. The Owner Trustee will have no responsibility to monitor or ensure compliance by the Securitization Trust with the CTA.

SECTION 7.10. Beneficial Ownership and Control of Trust. The parties hereto agree that for purposes of Applicable Anti-Money-Laundering Law, (a) the Trust Certificateholders are and shall be deemed to be the sole beneficial owner(s) of the Securitization Trust and (b) one or more Controlling Parties of the Trust Certificateholders and the Administrator are, and shall be deemed to be, the persons with the power and authority to control the Securitization Trust.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

SECTION 8.1. Owner Trustee’s Fees and Expenses. The Trust Company shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the Trust Company, and the Trust Company shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trust Company may employ in connection with the negotiation, execution and delivery of the Program Documents and the exercise and performance of its power, authority, rights and its duties hereunder.

SECTION 8.2. Indemnification. To the fullest extent permitted by law, and notwithstanding any other provision in this Agreement or elsewhere, the Administrator shall be liable as primary obligor for, and to indemnify, defend and hold harmless the Trust Company, and its successors, assigns, agents, servants, officers, directors and employees (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits and proceedings at law or in equity, fees, penalties, demands, proceedings, and any and all costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) brought by the Indemnified Parties for any indemnification or other obligation of the Administrator) of any kind and nature whatsoever (collectively, “Expenses”), which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way resulting from this Agreement, the other Program Documents, the Owner Trust Estate, the Securitization Trust, or any action or inaction of the Owner Trustee relating thereto, except only that the Administrator shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1(a). The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of the Securitization Trust or this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably withheld, and which approval shall be deemed granted if notice to the contrary is not received by the Owner Trustee within ten (10) Business Days. To the extent amounts payable under this Section 8.2 are not paid by the Administrator, such amounts shall be payable by the Securitization Trust pursuant to Section 8.3(a) of the Indenture.

To the extent that the Owner Trustee becomes liable for the payment of any taxes in respect of income derived from the investment of the Owner Trust Estate, the Owner Trustee shall satisfy such liability to the extent possible from the Owner Trust Estate. The Securitization Trust shall indemnify, defend and hold the Owner Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Owner Trustee on or with respect to the Owner Trust Estate and the investment thereof unless such tax, late payment, interest, penalty or other expense was finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Owner Trustee.

SECTION 8.3. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1. Termination of Trust Agreement.

(a)  The Securitization Trust shall dissolve upon the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the 2026-3 Servicing Agreement and Article Five hereof. Neither the Depositor nor any Trust Certificateholder shall be entitled to otherwise revoke, dissolve or terminate the Securitization Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Trust Certificateholder shall not (i) operate to dissolve or terminate this Agreement or the Securitization Trust, (ii) entitle such Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Securitization Trust or Owner Trust Estate, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)  Notice of any dissolution of the Securitization Trust, specifying the Payment Date upon which Trust Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Administrator by letter to the Owner Trustee and all Trust Certificateholders mailed within five (5) Business Days of receipt of a termination notice of such termination from the Servicer, stating (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee or the Paying Agent therein designated, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee or the Paying Agent therein specified. The Administrator shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Trust Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Trust Certificateholders amounts distributable on such Payment Date pursuant to Section 5.2.

In the event that all of the Trust Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Administrator shall so notify the Owner Trustee in writing and the Owner Trustee shall give a second written notice to the remaining Trust Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Securitization Trust after exhaustion of such remedies shall be distributed by the Paying Agent to the Depositor.

(c)  Upon the completion of the winding up of the Securitization Trust by the Administrator in accordance with Section 3808 of the Statutory Trust Statute and at the written direction of the Depositor, the Owner Trustee, at the expense of the Depositor shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute and the Securitization Trust and this Agreement (other than Article Eight) shall terminate and be of no further force or effect.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a national banking association or corporation organized under the laws of the United States or any State and satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities; and having (or having a parent that has) time deposits that are rated at least “Baa2” by Moody’s or at least “BBB” by S&P and, if rated by Fitch, Fitch’s equivalent rating. If such national banking association or corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all amounts owed to the outgoing Owner Trustee in its individual capacity.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and any such removal shall be subject to payment of all amounts owed to the outgoing Owner Trustee in its individual capacity. The Issuer shall pay any costs and expenses associated with the replacement of the Owner Trustee; provided, however, that the Issuer shall not be responsible for any costs or expenses associated with a successor Owner Trustee as a result of a merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to Section 10.4. To the extent the Issuer fails to pay any such costs or expenses on or before the Payment Date following the replacement of the Owner Trustee, the Administrator shall pay such amount then-outstanding.

SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Trust Certificateholders, the Indenture Trustee, the Administrative Agent and the Noteholders. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

SECTION 10.4. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 10.1.

SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Securitization Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)  All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)  No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)  The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Amendments.

(a)  This Agreement may be amended by the Depositor and the Owner Trustee, upon issuance of an Issuer Tax Opinion, which shall not be at the expense of the Owner Trustee, with the consent of the Majority Noteholders and the consent of Trust Certificateholders of Trust

Certificates evidencing not less than a majority of the Percentage Interests; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 2026-3 Exchange Note or distributions that shall be required to be made for the benefit of the Noteholders or the Trust Certificateholders, without the consent of all Noteholders and all Trust Certificateholders, (ii) reduce the aforesaid percentage of the principal amount of the Notes required to consent to any such amendment, without the consent of all Noteholders, or (iii) reduce the aforesaid percentage of the Percentage Interests evidenced by the Trust Certificates required to consent to any such amendment, without the consent of the Trust Certificateholders of all Trust Certificates; and provided further, notwithstanding any other provision in this Agreement or elsewhere, that any amendment or modification of or supplement to this Agreement or any other document that will affect any right, power, authority, duty, liability, benefit, protection, privilege, immunity, or indemnity of the Owner Trustee (as such or in its individual capacity) shall not be binding on the Owner Trustee (as such or in its individual capacity), unless the Owner Trustee in its individual capacity has specifically consented thereto in writing.

(b)  Upon issuance of an Issuer Tax Opinion, which shall not be at the expense of the Owner Trustee, this Agreement may be amended by the Depositor and the Owner Trustee for any purpose, with the consent of Trust Certificateholders of Trust Certificates evidencing not less than a majority of Percentage Interests; provided, that an Opinion of Counsel acceptable to the Indenture Trustee is delivered to the effect that such amendment would not have an adverse effect on the rights or interests of the Noteholders.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Trust Certificateholder, the Administrative Agent and the Indenture Trustee.

It shall not be necessary for the consent of Trust Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Trust Certificateholders provided for in this Agreement or in any other Program Document) and of evidencing the authorization of the execution thereof by Trust Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(c)  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Delaware Secretary of State and shall furnish written notification of the substance of such amendment to the Certificateholder, who shall furnish written notification of the substance of such amendment to the Indenture Trustee and each Rating Agency.

(d)  Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel to the Depositor or the Trust Certificateholders (which shall not be at the expense of the Owner Trustee or the Trust Company) stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties or immunities under this

Agreement or otherwise. All fees, costs and expenses (including reasonable and documented attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable by the Administrator or, if not paid thereby, the Securitization Trust pursuant to Section 8.3(a) of the Indenture.

SECTION 11.2. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Trust Company, the Depositor, the Trust Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.3. Notices.

(a)  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office, Email: SF_GMF@wilmingtontrust.com; if to the Depositor, addressed to 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention of Chief Financial Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)  Any notice required or permitted to be given to a Trust Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Trust Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Certificateholder receives such notice.

SECTION 11.4. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement or the Trust Certificates shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, and such invalidity shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the Trust Certificates.

SECTION 11.5. Counterparts and Consent to Do Business Electronically. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this

Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 11.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Depositor and its permitted assignees, the Owner Trustee and its successors and each Trust Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Trust Certificateholder shall bind the successors and assigns of such Trust Certificateholder.

SECTION 11.7. No Petition. The Owner Trustee, any Paying Agent, the Depositor and each Trust Certificateholder by accepting a Trust Certificate, covenant that they will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any United States, federal or state bankruptcy or similar law for a period of one year and a day after:

(a)  termination of the Titling Trust Agreement, against the Settlor or the Titling Trust; and

(b)  payment in full of` the Notes, against the Depositor or the Securitization Trust.

SECTION 11.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.10. Administrator. It shall be the Administrator’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Securitization Trust to comply with, respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry relating in any way to the Securitization Trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry.

SECTION 11.11. Regulation AB. The Owner Trustee acknowledges and agrees that the purpose of this Section 11.11 is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees hereby to comply with reasonable requests made by the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Owner Trustee shall cooperate fully with the Servicer and the Issuer to deliver to the Servicer and the Issuer any and all statements, reports, certifications, records and any other information in its possession necessary in the good faith determination of the Servicer to permit the Servicer and the Issuer to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee reasonably believed by the Servicer to be necessary in order to effect such compliance.

SECTION 11.12. Force Majeure. The Owner Trustee shall not be responsible for delays or failures in performance resulting directly or indirectly from forces beyond its control (including, without limitation, acts of God, earthquakes, strikes, work stoppages, accidents, labor disputes, severe weather, fires, floods, nuclear or natural catastrophes, lockouts, riots, civil or military disturbances, acts of war or terrorism, sabotage, pandemics or epidemics, any provision of any present or future law or regulation or any act of any governmental authority, and any interruption, loss or malfunction of utilities, communications, computer services (software or hardware) or Federal Reserve Bank wire service) provided such default or delay could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans.

SECTION 11.13. Entire Agreement. This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings oral or written.

SECTION 11.14. Waiver of Jury Trial. Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

SECTION 11.15. Jurisdiction. In connection with this Agreement, the parties hereby (i) irrevocably submit to the nonexclusive jurisdiction of any federal or state court sitting in Wilmington, DE, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

GMF LEASING LLC, as Depositor

By: /s/ Meredith S. Dormire
Name: Meredith S. Dormire
Title: Vice President, Corporate Treasury

WILMINGTON TRUST COMPANY, as Owner Trustee

By: /s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Vice President

Acknowledged and accepted:

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Paying Agent, Authenticating Agent and Certificate Registrar

By: /s/ Jeanine C. Casey
Name: Jeanine C. Casey
Title: Vice President

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Servicer and Administrator

By: /s/ Robert T. Pigott III
Name: Robert T. Pigott III
Title: Senior Vice President, Corporate Treasury

[Signature Page to Amended and Restated Trust Agreement (Issuer)]

EXHIBIT A

FORM OF TRUST CERTIFICATE

TRUST CERTIFICATE

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS TRUST CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 3.4 OF THE TRUST AGREEMENT UNDER WHICH THIS TRUST CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.

THIS TRUST CERTIFICATE (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE ACQUIRED OR HELD BY, ON BEHALF OF OR WITH THE ASSETS OF, (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR A PLAN DESCRIBED IN (I) OR (II) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY, OR (IV) A GOVERNMENTAL, FOREIGN OR CHURCH PLAN THAT IS SUBJECT TO OTHER FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (EACH OF (I)-(IV) ABOVE, A “BENEFIT PLAN ENTITY”). THE HOLDER OF THIS TRUST CERTIFICATE (OR ANY BENEFICIAL INTEREST HEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH THE ASSETS OF, A BENEFIT PLAN ENTITY.

THIS TRUST CERTIFICATE IS NOT TRANSFERABLE UNLESS THE PARTY TRANSFERRING THIS TRUST CERTIFICATE DELIVERS TO THE OWNER TRUSTEE AND THE DEPOSITOR AN OPINION OF COUNSEL STATING THE CIRCUMSTANCES AND CONDITIONS UPON WHICH THIS TRUST CERTIFICATE MAY BE TRANSFERRED AND THAT SUCH TRANSFER AS DESCRIBED THEREIN WILL NOT CAUSE EITHER THE SECURITIZATION TRUST OR THE TITLING TRUST TO BE CLASSIFIED AS AN ASSOCIATION (OR A PUBLICLY TRADED PARTNERSHIP) TAXABLE AS A CORPORATION FOR FEDERAL INCOME TAX PURPOSES. BASED UPON SUCH OPINION (IF REQUIRED), THE OWNER TRUSTEE WILL NOTIFY THE HOLDER OF THIS TRUST CERTIFICATE THAT THIS TRUST CERTIFICATE MAY BE TRANSFERRED IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN SUCH

OPINION OF COUNSEL, AND THE HOLDER OF THIS TRUST CERTIFICATE MAY EXCHANGE THIS TRUST CERTIFICATE FOR A NEW TRUST CERTIFICATE OF LIKE DENOMINATION AND TENOR, WHICH NEW TRUST CERTIFICATE MAY BE TRANSFERRED IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH THEREON. THE HOLDER OF THIS TRUST CERTIFICATE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE.

No. R-1	Percentage Interest: 100%

SEE REVERSE FOR CERTAIN DEFINITIONS

GM FINANCIAL AUTOMOBILE LEASING TRUST 2026-3

TRUST CERTIFICATE

ASSET BACKED CERTIFICATE

Evidencing an undivided beneficial interest in the Securitization Trust, as defined below, the property of which includes, among the other things, the 2026-3 Exchange Note.

(This Trust Certificate does not represent an interest in or obligation of GMF Leasing LLC, AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”) or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFIES THAT GMF LEASING LLC is the registered owner of a ONE HUNDRED PERCENT nonassessable, fully-paid, undivided percentage beneficial interest in GM Financial Automobile Leasing Trust 2026-3 (the “Securitization Trust”), formed by GMF Leasing LLC (the “Depositor”).

The Securitization Trust is governed pursuant to an Amended and Restated Trust Agreement, dated as of June 30, 2026 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement. In the event of conflict between the terms of this Trust Certificate and the Trust Agreement, the terms of the Trust Agreement shall control.

This Trust Certificate is one of the duly authorized class of certificates (herein called the “Trust Certificates”). Also issued under an Indenture, dated as of June 30, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Securitization Trust, GM Financial, as servicer, and Computershare Trust Company, N.A., as indenture trustee, are Notes designated as “Series 2026-3 Class A-1 4.002% Fixed Rate Asset Backed Notes,” “Series 2026-3 Class A-2-A 4.33% Fixed Rate Asset Backed Notes,” “Series 2026-3 Class A-2-B Floating Rate Asset Backed Notes,” “Series 2026-3 Class A-3 4.53% Fixed Rate Asset Backed Notes,” “Series 2026-3 Class A-4 4.62% Fixed Rate Asset Backed Notes,” “Series 2026-3 Class B 4.71% Fixed Rate Asset Backed Notes” and “Series 2026-3 Class C 4.82% Fixed Rate Asset Backed Notes” (together, the “Notes”). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such holder is bound. The property of the Securitization Trust consists primarily of the 2026-3 Exchange Note, certain bank accounts and the proceeds thereof, certain other rights under the Trust Agreement, the 2026-3 Exchange Note Sale Agreement, and the 2026-3 Servicing Agreement and all proceeds of the foregoing. The rights of the Securitization Trust in the foregoing property have been pledged by the Securitization Trust to the Indenture Trustee to secure payments of the Notes.

The Trust Certificates represent obligations of the Securitization Trust only and do not represent interests in, recourse to or obligations of the Depositor, the Owner Trustee or any of their respective Affiliates.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement to the Person in whose name this Trust Certificate is registered at the close of business on the related Record Date, such Trust Certificateholder’s Percentage Interest in the amount to be distributed with respect to the Trust Certificates on such Payment Date.

The holder of this Trust Certificate acknowledges and agrees that its rights to receive payments in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the Trust Agreement, as applicable.

It is the intent of the Depositor and the Trust Certificateholders that the Trust Certificates represent the equity interest in the Securitization Trust for U.S. federal and state income, single business and franchise tax purposes. For so long as the Trust Certificates are held by a single owner for federal income tax purposes, the Securitization Trust will be treated as an entity disregarded as separate from such owner for purposes of federal income tax or state income, single business and franchise taxes. If, however, the Securitization Trust is characterized as a separate entity for federal income tax purposes, it is the intention of the parties to the Trust Agreement that it qualify as a partnership for such purposes and the Trust Certificateholders will be treated as partners in that partnership. The Depositor and the other Trust Certificateholders, by acceptance of a Trust Certificate, agree to take no action inconsistent with such tax treatment of the Trust Certificates.

Each Trust Certificateholder by accepting a Trust Certificate, covenants and agrees that such Trust Certificateholder will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any United States, federal or state bankruptcy or similar law for a period of one year and a day after:

(a)  termination of the Titling Trust Agreement, against the Settlor or the Titling Trust; and

(b)  payment in full of the Notes, against the Depositor or the Securitization Trust.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Trust Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Paying Agent at its offices in St. Paul, Minnesota.

Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or its Authenticating Agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Securitization Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

GM FINANCIAL AUTOMOBILE LEASING TRUST 2026-3

By: Wilmington Trust Company, not in its
individual capacity but solely as Owner Trustee

By:
Date: August 13, 2026	Authorized Signatory

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee	Or	COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Authenticating Agent

By:		By:
Authorized Signatory		Authorized Signatory

Date: August 13, 2026

[REVERSE OF TRUST CERTIFICATE]

The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Program Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the 2026-3 Exchange Note (and certain other amounts), all as more specifically set forth herein and in the 2026-3 Servicing Agreement and the Indenture. A copy of each of the Indenture, the 2026-3 Servicing Agreement and the Trust Agreement may be examined by any Trust Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Trust Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Majority Noteholders and Trust Certificateholders of Trust Certificates evidencing not less than a majority of the Percentage Interests. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Trust Certificateholder hereof or such Trust Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate Percentage Interest in the Securitization Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Computershare Trust Company, N.A. No service charge will be made for any such registration or transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

This certificate may not be held or beneficially owned by any Person that is not a United States person as defined under Section 7701(a)(30) of the Code.

No sale or transfer of a Trust Certificate shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be registered by the Certificate Registrar to be effective hereunder, if the sale or transfer thereof increases the number of Trust Certificateholders and Titling Trust Certificateholders to more than ninety-five (95). In addition, no sale or transfer of a Trust Certificate shall be registered by the Certificate Registrar or made effective hereunder unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (upon which representation and covenant the Certificate Registrar may conclusively rely without independent investigation), no member of the transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Trust Certificateholder or a member of its expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Trust Certificateholder to sell its Trust Certificate to a Person whose ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Issuer.

The Trust Certificates are issuable only as registered Trust Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Trust Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Securitization Trust created thereby shall terminate upon the payment to Trust Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Indenture and the disposition of all property held as part of the Owner Trust Estate.

The Trust Certificates (and any beneficial interest therein) may not be acquired or held by, on behalf of or with the assets of, a Benefit Plan Entity. The holder of this Trust Certificate (or any beneficial interest herein) shall be deemed to represent and warrant that it is not, and is not acting on behalf of or with the assets of, a Benefit Plan Entity.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:		*/
Signature Guaranteed:

*/

*/

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF TRUST

OF

GM FINANCIAL AUTOMOBILE LEASING TRUST 2026-3

This Certificate of Trust of GM FINANCIAL AUTOMOBILE LEASING TRUST 2026-3 (the “Trust”) is being duly executed by the undersigned, as trustee, and filed on behalf of the Trust by GMF Leasing LLC to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C., Section 3801 et seq.) (the “Act”).

1.  Name: The name of the statutory trust formed by this Certificate of Trust is GM Financial Automobile Leasing Trust 2026-3.

2.  Delaware Trustee: The name and business address of a trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

3.  Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF TRANSFEROR CERTIFICATE

[DATE]

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Computershare Corporate Trust

Re:  GM Financial Automobile Leasing Trust 2026-3, Trust Certificates

Ladies and Gentlemen:

In connection with our disposition of the above-referenced Trust Certificates (the “Trust Certificates”) we certify that (a) we understand that the Trust Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Trust Certificates to, or solicited offers to buy any Trust Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Authorized Officer

C-1

EXHIBIT D

FORM OF INVESTMENT LETTER

[DATE]

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas, 76102

Attention: Chief Financial Officer

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-0001

Attention: Corporate Trust Administration

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Computershare Corporate Trust

Re:  GM Financial Automobile Leasing Trust 2026-3, Trust Certificates

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Trust Certificates (the “Trust Certificates”) we certify that (a) we understand that the Trust Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Trust Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Trust Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Trust Certificates, (d) we are acquiring the Trust Certificates for investment for our own account and not with a view to any distribution of such Trust Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Trust Certificates in accordance with the following sentence), (e) we have not offered or sold any Trust Certificates to, or solicited offers to buy any Trust Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws, (f) we are not a Benefit Plan Entity and will not acquire or hold the Trust Certificates on behalf of or with “plan assets” of a Benefit Plan Entity (as such term is defined the Amended and Restated Trust Agreement, dated as of June 30, 2026 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between GMF Leasing LLC, as Depositor, and Wilmington Trust Company, as Owner Trustee), and (g) we are a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code

D-1

of 1986, as amended and neither we nor any member of our expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4)) is or will become the beneficial owner of a Note. We are acquiring the Trust Certificates for our own account and understand that the Trust Certificates may be resold, pledged or transferred only (i) (A) in a transaction exempt from the registration requirements of the Act and applicable state securities or “blue sky” laws and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this Trust Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, or (B) to a person who we reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A under the Act that is aware that the sale or other transfer is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Securitization Trust as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) if the transferee has otherwise complied with all conditions for transfer set forth in the Trust Agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

D-2

EXHIBIT E

FORM OF RULE 144A LETTER

[DATE]

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Computershare Corporate Trust

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Computershare Corporate Trust

Re:  GM Financial Automobile Leasing Trust 2026-3, Trust Certificates

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Trust Certificates (the “Trust Certificates”) we certify that (a) we understand that the Trust Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Trust Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Trust Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Trust Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Trust Certificates or any interest in the Trust Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Trust Certificates or any interest in the Trust Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Trust Certificates under the Act or that would render the disposition of the Trust Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Trust Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act, (f) we are not a Benefit Plan Entity and will not acquire or hold the Trust Certificates on behalf of or with “plan assets” of a Benefit Plan Entity (as such term is defined the Amended and Restated Trust Agreement, dated as of June 30, 2026 (as the

E-1

same may be further amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between GMF Leasing LLC, as Depositor, and Wilmington Trust Company, as Owner Trustee), and (g) we are a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. We are aware that the sale to us is being made in reliance on Rule 144A and acknowledge that we have received such information regarding the Securitization Trust as we have requested pursuant to Rule 144A or have determined not to request such information and that we are aware that the seller is relying upon our foregoing representations in order to claim the exemption from registration provided by Rule 144A. We are acquiring the Trust Certificates for our own account or for resale pursuant to Rule 144A and understand that such Trust Certificates may be resold, pledged or transferred only (i) (A) in a transaction exempt from the registration requirements of the Act and applicable state securities or “blue sky” laws and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this Trust Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, or (B) to a person who we reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A under the Act that is aware that the sale or other transfer is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Securitization Trust as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) if the transferee has otherwise complied with all conditions for transfer set forth in the Trust Agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

E-2

EXHIBIT F

FORM OF NOTICE OF REPURCHASE REQUEST

[DATE]

AmeriCredit Financial Services, Inc.

d/b/a GM Financial

as Servicer

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

GMF Leasing LLC,

as Depositor

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Re:	Notice of Requests to Repurchase 2026-3 Leased Agreement(s) and related 2026-3 Leased Vehicle(s) (“Receivables”)

Reference is hereby made to each of the Amended and Restated Trust Agreements set forth on Schedule A (each, an “Agreement”), for which Wilmington Trust Company, a Delaware trust company has acted in the capacity of owner trustee (in each case, the “Owner Trustee”). This Notice is being delivered pursuant to Section 5.7 or 6.7, as applicable, of the related Agreement.

[During the period from and including [_____], 20[__] to but excluding [_____], 20[__], the Owner Trustee received no requests requesting that any Receivables be repurchased.]

[During the period from and including [_____], 20[__] to but excluding [_____], 20[__] the Owner Trustee received one or more requests requesting that Receivables be repurchased. Copies of such requests received in writing are attached, and details of any such requests received orally are set forth below:

Agreement	Date of Request	Number of Receivables Subject to Request	Aggregate Principal Balance of Receivables Subject to Request

This notice, and requests contained herein are being sent to you in connection with compliance with Rule 15Ga-1 of the Securities Exchange Act of 1934. In no event will the

F-1

Owner Trustee or any of the related Issuers have any responsibility or liability in connection with (i) the compliance by the related Servicer, the related Depositor or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

Capitalized terms used but not defined herein shall have the meanings given to them in the related Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Issuer

By:

F-2

Schedule A

Agreements

[To be provided]

F-3